Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2018, except for Note 15a, as to which the date is April 13, 2018 and Note 15b, as to which the date is April 30, 2018, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-224278) and related Prospectus of Evelo Biosciences, Inc. for the registration of 6,109,375 shares of its common stock.

/s/ Ernst & Young LLP

Boston, MA

April 30, 2018